Exhibit 10.2

ROTHE DEVELOPMENT, INC. 2026 EQUITY INCENTIVE PLAN

ARTICLE I — PURPOSE

The purpose of the Rothe Development, Inc. 2026 Equity Incentive Plan (the “Plan”) is to promote the success and enhance the value of Rothe Development, Inc., a Texas corporation (the “Company”), by linking the personal interests of employees, officers, directors, and consultants of the Company and its subsidiaries to those of the Company’s stockholders, and by providing such individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to attract, retain, and motivate key personnel upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE II — DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below:

“Administrator” means the Board of Directors or a Committee designated by the Board to administer the Plan.

“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Award, or other Stock-based award granted under this Plan.

“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under this Plan.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cause” means, unless otherwise defined in an Award Agreement: (a) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; (b) the Participant’s willful and continued failure to perform substantially his or her duties (other than as a result of physical or mental incapacity); (c) the Participant’s willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company; or (d) the Participant’s material breach of any written agreement with the Company or material violation of the Company’s written policies.

“CIC Qualifying Termination” means, with respect to a Participant, the occurrence of either of the following events during the period beginning on the date of a Change of Control and ending on the date that is twenty-four (24) months following such Change of Control: (a) a termination of the Participant’s service by the Company or a Subsidiary (or any successor thereto) without Cause; or (b) a resignation by the Participant for Good Reason.

“Change of Control” means the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then-outstanding voting securities; (b) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the total voting power of the surviving entity; (c) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (d) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board.

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“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share.

“Class B Common Stock” means the Class B Common Stock of the Company, par value $0.001 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of two or more members of the Board appointed by the Board to administer all or any part of this Plan. To the extent required by applicable law, each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Common Stock” means the Class B Common Stock, unless the Administrator determines otherwise with respect to a particular Award.

“Company” means Rothe Development, Inc., a Texas corporation, and any successor thereto.

“Consultant” means any natural person, including an advisor, who is engaged by the Company or any Subsidiary to render bona fide services to the Company or such Subsidiary, provided the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Full-Value Award” means any Award other than an Option or Stock Appreciation Right that is settled by the issuance of Shares.

“Effective Date” means the date the Plan is adopted by the Board, subject to approval by the Company’s stockholders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a Share may be purchased upon exercise of an Option or Stock Appreciation Right.

“Exchange Ratio” means, for purposes of Section 5.2, the ratio at which Full-Value Awards are counted against the Share reserve, which shall be 1.5 Shares for every one Share actually subject to a Full-Value Award.

“Fair Market Value” means, as of any date: (a) if the Common Stock is listed on a national securities exchange, the closing sales price of one share of Common Stock as reported on the principal exchange on which such shares are traded on the date of determination, or if no sale is reported on that date, on the last preceding date on which a sale was reported; (b) if the Common Stock is not listed on a national securities exchange but is quoted on an automated quotation system, the closing sales price on such date as reported by such system, or if no sale is reported on that date, on the last preceding date on which a sale was reported; or (c) if the Common Stock is not listed or quoted as described above, an amount determined in good faith by the Administrator.

“Good Reason” means, unless otherwise defined in an Award Agreement or a Participant’s employment or service agreement with the Company, the occurrence of any of the following events without the Participant’s prior written consent: (a) a material diminution in the Participant’s base compensation; (b) a material diminution in the Participant’s authority, duties, or responsibilities; (c) a material change in the geographic location at which the Participant must perform services (which, for this purpose, shall mean a relocation of more than 50 miles from the Participant’s principal place of employment); or (d) any other action or inaction that constitutes a material breach by the Company or a Subsidiary of any agreement under which the Participant provides services. Notwithstanding the foregoing, Good Reason shall not exist unless: (i) the Participant provides written notice to the Company of the condition giving rise to Good Reason within thirty (30) days of the initial existence of such condition; (ii) the Company fails to remedy such condition within thirty (30) days following receipt of such notice; and (iii) the Participant actually resigns within thirty (30) days following the expiration of such cure period.

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“Incentive Stock Option” or “ISO” means an Option that is designated as an Incentive Stock Option and that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” or “NSO” means an Option that is not designated as an Incentive Stock Option or that does not meet the requirements of Section 422 of the Code.

“Option” means a right granted under Article VI to purchase a specified number of Shares at a specified Exercise Price during a specified time period.

“Participant” means any eligible individual who has been granted an Award under this Plan.

“Performance Award” means an Award granted under Article X that is subject to the achievement of specified performance goals.

“Restricted Stock” means Shares granted under Article VIII that are subject to restrictions on transferability and other restrictions as set forth in the applicable Award Agreement.

“Restricted Stock Unit” or “RSU” means an Award granted under Article IX representing the right to receive Shares (or cash) upon vesting and satisfaction of any applicable conditions.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of Common Stock, subject to adjustment as provided in Article XII.

“Stock Appreciation Right” or “SAR” means an Award granted under Article VII that provides the Participant the right to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or any other entity in which the Company has a significant ownership interest as determined by the Administrator.

“TBOC” means the Texas Business Organizations Code.

ARTICLE III — ELIGIBILITY

Awards may be granted to employees, officers, directors, and Consultants of the Company or any Subsidiary. Incentive Stock Options may be granted only to employees of the Company or a Subsidiary. The Administrator shall determine, in its sole discretion, which eligible individuals shall be granted Awards under this Plan.

ARTICLE IV — ADMINISTRATION

Section 4.1 — Administrator. The Plan shall be administered by the Administrator. The Board may at any time appoint a Committee to administer the Plan and may at any time revest in the Board the administration of the Plan.

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Section 4.2 — Powers of the Administrator. Subject to the provisions of this Plan, the Administrator shall have the full and final authority, in its discretion, to: (a) designate Participants; (b) determine the type or types of Awards to be granted to each Participant; (c) determine the number of Shares to be covered by each Award; (d) determine the terms and conditions of any Award, including the Exercise Price, vesting schedule, term, and any restriction or limitation regarding any Award or the Shares relating thereto; (e) accelerate the vesting of any Award; (f) determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other Awards, or other property; (g) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (h) establish, amend, suspend, or waive such rules and guidelines as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

Section 4.3 — Delegation. The Administrator may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to Section 16 of the Exchange Act, subject to such limitations as the Administrator may impose.

Section 4.4 — Decisions Final. All decisions and determinations of the Administrator shall be final, conclusive, and binding on all persons.

ARTICLE V — SHARES SUBJECT TO THE PLAN

Section 5.1 — Share Reserve. Subject to adjustment as provided in Article XII, the maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan shall be 10,000,000 Shares of Common Stock (the “Initial Reserve”). In addition, the Share reserve shall automatically increase on the first day of each fiscal year of the Company, commencing with the fiscal year beginning in 2027 and ending with (and including) the fiscal year beginning in 2036, by a number of Shares equal to the lesser of: (a) 5% of the total number of shares of all classes of Common Stock outstanding on the last day of the immediately preceding fiscal year (calculated on a fully diluted basis); (b) 5,000,000 Shares; or (c) such lesser number of Shares as the Board may determine prior to the first day of such fiscal year (the “Evergreen Increase”). Shares issued under the Plan may be authorized but unissued Shares or reacquired Shares, including Shares purchased by the Company on the open market.

Section 5.2 — Share Counting. Each Share subject to an Option or Stock Appreciation Right shall be counted against the Share reserve as one Share. Each Share subject to a Full-Value Award shall be counted against the Share reserve as 1.5 Shares (the Exchange Ratio). If any Award is forfeited, expires, terminates, or is canceled without the issuance of all Shares subject thereto, or is settled in cash in lieu of Shares, the Shares subject to such Award that are not delivered shall again be available for issuance under the Plan, credited back at the same ratio at which they were originally counted (i.e., 1:1 for Options and SARs, and at the Exchange Ratio for Full-Value Awards). Shares withheld to satisfy tax withholding obligations on Awards, Shares tendered to pay the Exercise Price of Options, and Shares repurchased on the open market with the proceeds of Option exercises shall not again become available for issuance under the Plan.

Section 5.3 — ISO Limit. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall be 10,000,000 Shares, subject to adjustment as provided in Article XII.

Section 5.4 — Per-Participant Annual Award Limits. Subject to adjustment as provided in Article XII, the following per-Participant limits shall apply: (a) the maximum number of Shares subject to Options and/or Stock Appreciation Rights that may be granted to any single Participant during any fiscal year of the Company shall not exceed 2,000,000 Shares; and (b) the maximum number of Shares subject to Full-Value Awards that may be granted to any single Participant during any fiscal year of the Company shall not exceed 1,000,000 Shares (or, in the case of Full-Value Awards denominated in cash, the maximum dollar value shall not exceed $5,000,000).

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Section 5.5 — Non-Employee Director Limit. The maximum aggregate grant date fair value of Awards granted to any non-employee director during any single fiscal year (excluding Awards made at the election of the non-employee director in lieu of all or a portion of annual and committee cash retainers), taken together with any cash fees paid to such non-employee director during such fiscal year, shall not exceed $500,000.

Section 5.6 — Minimum Vesting Period. No Award granted under this Plan shall vest, in whole or in part, earlier than the first anniversary of the date of grant; provided, however, that the foregoing minimum vesting requirement shall not apply to: (a) Awards covering, in the aggregate, up to 5% of the total number of Shares authorized under the Plan (the “Carve-Out”); (b) substitute Awards granted in connection with a merger, acquisition, or other corporate transaction; or (c) Awards granted to non-employee directors that vest on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders (provided such period is not less than fifty (50) weeks). For the avoidance of doubt, the foregoing minimum vesting requirement does not preclude the Administrator from providing for accelerated vesting or exercisability upon a Participant’s death, Disability, retirement, or a CIC Qualifying Termination, as set forth in this Plan or the applicable Award Agreement.

ARTICLE VI — STOCK OPTIONS

Section 6.1 — Grant of Options. The Administrator may grant Options to eligible Participants. Each Option shall be evidenced by an Award Agreement specifying the number of Shares subject thereto, the Exercise Price, the term, and such other terms and conditions as the Administrator shall determine.

Section 6.2 — Exercise Price. The Exercise Price per Share for each Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (a “Ten Percent Stockholder”), the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant.

Section 6.3 — Term. The term of each Option shall be determined by the Administrator, but in no event shall the term of any Option exceed ten years from the date of grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the term shall not exceed five years from the date of grant.

Section 6.4 — Exercise. Options shall be exercisable at such times, in such amounts, and subject to such conditions as the Administrator shall determine and set forth in the applicable Award Agreement. The Administrator may provide that an Option shall be exercisable in installments and may impose such conditions on the exercise of all or any portion of an Option as it may deem appropriate.

Section 6.5 — Payment of Exercise Price. The Exercise Price shall be paid in full at the time of exercise in cash or by such other method as the Administrator may permit, including: (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price; (b) through a broker-assisted cashless exercise; (c) by net exercise; or (d) by any combination of the foregoing methods.

Section 6.6 — ISO Limitations. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

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Section 6.7 — No Repricing. Except in connection with an equitable adjustment pursuant to Section 12.1, the Administrator shall not, without the prior approval of the Company’s stockholders: (a) reduce the Exercise Price of any outstanding Option or SAR; (b) cancel any outstanding Option or SAR in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option or SAR; or (c) take any other action with respect to an Option or SAR that would be treated as a “repricing” under the rules and regulations of the principal securities exchange on which the Shares are listed. For the avoidance of doubt, an exchange or buyout of an “underwater” Option or SAR (i.e., an Option or SAR whose Exercise Price exceeds the Fair Market Value of a Share) shall constitute a repricing for purposes of this Section 6.7.

Section 6.8 — Effect of Termination of Service. Unless otherwise provided in the applicable Award Agreement, the following provisions shall apply upon a Participant’s termination of service with the Company and its Subsidiaries:

(a) Termination for Cause. If a Participant’s service is terminated for Cause, all Options held by such Participant (whether vested or unvested) shall immediately terminate and be forfeited as of the date of such termination, and the Participant shall have no further right to exercise any portion thereof.

(b) Termination Due to Death. If a Participant’s service terminates by reason of the Participant’s death, all unvested Options held by such Participant shall immediately be forfeited, and all vested Options held by such Participant at the time of death may be exercised by the Participant’s estate, legal representative, or beneficiary for a period of twelve (12) months following the date of death (but in no event beyond the expiration of the original term of the Option).

(c) Termination Due to Disability. If a Participant’s service terminates by reason of the Participant’s Disability, all unvested Options held by such Participant shall immediately be forfeited, and all vested Options held by such Participant at the time of such termination may be exercised by the Participant (or the Participant’s legal representative) for a period of twelve (12) months following the date of termination (but in no event beyond the expiration of the original term of the Option).

(d) Termination Without Cause or Voluntary Resignation. If a Participant’s service is terminated by the Company without Cause or by the Participant’s voluntary resignation, all unvested Options held by such Participant shall immediately be forfeited, and all vested Options held by such Participant at the time of such termination may be exercised for a period of ninety (90) days following the date of termination (but in no event beyond the expiration of the original term of the Option).

(e) Expiration Without Exercise. Any Option that remains unexercised following the expiration of the applicable post-termination exercise period set forth in this Section 6.8 shall terminate and be of no further force or effect.

ARTICLE VII — STOCK APPRECIATION RIGHTS

Section 7.1 — Grant of SARs. The Administrator may grant Stock Appreciation Rights to eligible Participants. A SAR may be granted in tandem with an Option or independent of an Option. Each SAR shall be evidenced by an Award Agreement specifying the terms and conditions of the Award.

Section 7.2 — Exercise Price. The Exercise Price per Share of a SAR shall be not less than 100% of the Fair Market Value of a Share on the date of grant.

Section 7.3 — Term. The term of each SAR shall be determined by the Administrator, but in no event shall the term of any SAR exceed ten years from the date of grant.

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Section 7.4 — Exercise and Payment. Upon exercise of a SAR, the Participant shall be entitled to receive an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise and the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. Payment shall be made in Shares, cash, or a combination thereof, as determined by the Administrator.

Section 7.5 — Effect of Termination of Service. Unless otherwise provided in the applicable Award Agreement, the post-termination exercise provisions set forth in Section 6.8 shall apply to Stock Appreciation Rights in the same manner as they apply to Options.

ARTICLE VIII — RESTRICTED STOCK

Section 8.1 — Grant of Restricted Stock. The Administrator may grant Restricted Stock Awards to eligible Participants. Each Restricted Stock Award shall be evidenced by an Award Agreement specifying the number of Shares subject to the Award, the restriction period, and such other terms and conditions as the Administrator shall determine.

Section 8.2 — Restrictions. Shares of Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions as the Administrator may impose. Restrictions may be based on continuous service, achievement of performance goals, or such other criteria as the Administrator may determine.

Section 8.3 — Rights as Stockholder. Unless otherwise determined by the Administrator, a Participant holding Restricted Stock shall have the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive dividends, subject to such restrictions as may be imposed in the Award Agreement; provided that dividends declared on unvested Restricted Stock shall be held in escrow and paid to the Participant only upon vesting of the underlying Shares. Notwithstanding the foregoing, with respect to any Award of Restricted Stock that is subject to performance-based vesting conditions, no dividends shall be paid or accrued on such Shares unless and until the applicable performance conditions have been certified as achieved by the Administrator.

Section 8.4 — Forfeiture. Unless otherwise provided in the Award Agreement, upon termination of a Participant’s service with the Company prior to the lapse of restrictions, all Shares of Restricted Stock that are then subject to restrictions shall be forfeited and returned to the Company. For the avoidance of doubt: (a) if a Participant’s service is terminated for Cause, all Shares of Restricted Stock that remain subject to restrictions shall be immediately forfeited; (b) if a Participant’s service terminates due to death or Disability, the Administrator may, in its sole discretion, waive any remaining restrictions on some or all of the Participant’s Restricted Stock; and (c) if a Participant’s service is terminated without Cause or by voluntary resignation, all Shares of Restricted Stock that remain subject to restrictions shall be forfeited unless the Administrator determines otherwise.

ARTICLE IX — RESTRICTED STOCK UNITS

Section 9.1 — Grant of RSUs. The Administrator may grant Restricted Stock Unit Awards to eligible Participants. Each RSU Award shall be evidenced by an Award Agreement specifying the number of RSUs subject to the Award, the vesting conditions, and such other terms and conditions as the Administrator shall determine.

Section 9.2 — Vesting and Settlement. RSUs shall vest in accordance with the vesting schedule set forth in the applicable Award Agreement. Upon vesting, RSUs shall be settled by delivery of Shares, cash, or a combination thereof, as determined by the Administrator and set forth in the Award Agreement.

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Section 9.3 — Effect of Termination of Service. Unless otherwise provided in the applicable Award Agreement: (a) if a Participant’s service is terminated for Cause, all unvested RSUs held by such Participant shall immediately be forfeited; (b) if a Participant’s service terminates due to death or Disability, the Administrator may, in its sole discretion, accelerate vesting of some or all of the Participant’s unvested RSUs; and (c) if a Participant’s service is terminated without Cause or by voluntary resignation, all unvested RSUs held by such Participant shall immediately be forfeited unless the Administrator determines otherwise.

Section 9.4 — No Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to Shares subject to an RSU Award until such Shares are actually issued to the Participant upon settlement of the Award.

Section 9.5 — Dividend Equivalents. The Administrator may, in its discretion, provide that an RSU Award shall accrue dividend equivalents with respect to dividends declared on the Common Stock. Such dividend equivalents may be paid in cash or converted into additional RSUs, and shall be subject to the same vesting conditions as the underlying RSU Award. Notwithstanding the foregoing, with respect to any RSU Award that is subject to performance-based vesting conditions, no dividend equivalents shall be paid or accrued unless and until the applicable performance conditions have been certified as achieved by the Administrator.

ARTICLE X — PERFORMANCE AWARDS

Section 10.1 — Grant of Performance Awards. The Administrator may grant Performance Awards to eligible Participants. A Performance Award shall be denominated in Shares, cash, or a combination thereof, and shall be subject to the achievement of one or more performance goals over a performance period, as determined by the Administrator.

Section 10.2 — Performance Goals. Performance goals may be based on one or more of the following criteria (or any combination thereof): revenue; net income; earnings per share; operating income; EBITDA; cash flow; return on equity; return on assets; total stockholder return; stock price appreciation; market share; customer satisfaction; new product development; or such other criteria as the Administrator may determine.

Section 10.3 — Determination of Achievement. Following the completion of the applicable performance period, the Administrator shall certify in writing the extent to which the performance goals have been achieved and the amount of the Performance Award earned by the Participant.

ARTICLE XI — OTHER STOCK-BASED AWARDS

The Administrator may grant other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, unrestricted stock grants, stock purchase rights, and Awards valued by reference to book value or the value of securities of, or the performance of, Subsidiaries), as deemed by the Administrator to be consistent with the purposes of this Plan.

ARTICLE XII — ADJUSTMENTS

Section 12.1 — Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator shall equitably adjust the number and class of Shares (or other securities) that may be delivered under the Plan and/or the number, class, and Exercise Price (or other applicable price) of Shares (or other securities) subject to each outstanding Award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

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Section 12.2 — Change of Control. In the event of a Change of Control, outstanding Awards shall be treated as follows, unless otherwise provided in an Award Agreement:

(a) Assumption or Substitution. If the surviving or acquiring corporation (or its parent) assumes or substitutes for outstanding Awards in connection with the Change of Control (with appropriate adjustments to the number and kind of shares and, where applicable, the Exercise Price), such assumed or substituted Awards shall continue to vest and become exercisable in accordance with their original terms, and no acceleration of vesting shall occur solely by reason of the Change of Control.

(b) Double-Trigger Acceleration. If Awards are assumed or substituted in accordance with Section 12.2(a), and a Participant thereafter experiences a CIC Qualifying Termination, then all outstanding Awards held by such Participant that were assumed or substituted shall immediately become fully vested and, if applicable, exercisable as of the date of such CIC Qualifying Termination. Options and SARs that become vested pursuant to this Section 12.2(b) shall remain exercisable for a period of twelve (12) months following the date of such CIC Qualifying Termination (but in no event beyond the expiration of the original term of the Award).

(c) Non-Assumption. If the surviving or acquiring corporation (or its parent) does not assume or substitute for outstanding Awards in connection with the Change of Control, then immediately prior to the consummation of the Change of Control, all outstanding Awards shall become fully vested and, if applicable, exercisable, and the Administrator may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all outstanding Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Awards (as determined immediately prior to the Change of Control) over the aggregate Exercise Price (if any); provided that any Option or SAR with an Exercise Price equal to or greater than the Fair Market Value of a Share immediately prior to the Change of Control may be cancelled for no consideration; (ii) the issuance of substitute Awards by the surviving or acquiring corporation; or (iii) any combination of the foregoing.

(d) Performance Awards. With respect to Awards subject to performance-based vesting conditions, upon a Change of Control (whether or not Awards are assumed or substituted), the applicable performance goals shall be deemed achieved at the greater of: (i) the target level; or (ii) the actual level of achievement as of a date reasonably proximate to the Change of Control, as determined by the Administrator. Such Awards shall thereafter be subject solely to time-based vesting conditions for the remainder of the original performance period, and shall be eligible for double-trigger acceleration pursuant to Section 12.2(b) upon a CIC Qualifying Termination.

ARTICLE XIII — GENERAL PROVISIONS

Section 13.1 — Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an Award, payment by the Participant of any federal, state, local, or other taxes that may be required to be withheld or paid in connection with such Award. The Administrator may, in its discretion, permit the Participant to satisfy such withholding obligation by: (a) payment in cash; (b) having the Company withhold Shares otherwise deliverable pursuant to the Award having an aggregate Fair Market Value equal to the amount of the withholding obligation; (c) delivering to the Company previously acquired Shares; or (d) any combination of the foregoing.

Section 13.2 — No Right to Employment or Service. Nothing in this Plan or any Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company or any Subsidiary to terminate a Participant’s employment or service at any time, with or without Cause.

Section 13.3 — Non-Transferability. Unless otherwise determined by the Administrator, Awards shall not be transferable by a Participant other than by will or by the laws of descent and distribution, and Options and SARs shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

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Section 13.4 — Governing Law. This Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws principles.

Section 13.5 — Section 409A Compliance. It is intended that Awards granted under this Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Administrator determines that any Award is subject to Section 409A, the Award Agreement shall incorporate the terms and conditions required by Section 409A. Notwithstanding any provision of this Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies, and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (a) exempt the Award from Section 409A, or (b) comply with the requirements of Section 409A.

Section 13.6 — Clawback. All Awards granted under this Plan shall be subject to any clawback or recoupment policy adopted by the Company from time to time, including any policy adopted to comply with Rule 10D-1 under the Exchange Act, any applicable listing standards of any national securities exchange on which the Company’s securities are listed, and any other clawback or recoupment required by applicable law. By accepting an Award under this Plan, each Participant acknowledges and consents to the Company’s application of any such clawback or recoupment policy to such Award, including the recoupment of any previously paid compensation, whether or not such policy was in place at the time the Award was granted. The Administrator may require a Participant to repay or forfeit an Award (or the value thereof) to the extent required by any such policy or applicable law.

Section 13.7 — Restrictions on Shares. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise or settlement of an Award as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal or state securities laws, and restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded.

Section 13.8 — No Guarantee of Tax Consequences. The Company, the Board, and the Administrator make no commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any Participant or any other person participating or eligible to participate in this Plan.

Section 13.9 — Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to any Shares subject to an Award until such Shares are actually issued and delivered to the Participant.

Section 13.10 — Unfunded Plan. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan.

Section 13.11 — Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant, the Participant’s estate, and the Participant’s beneficiaries.

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Section 13.12 — Severability. If any provision of this Plan or any Award Agreement is held to be illegal, invalid, or unenforceable under any applicable law, such provision shall be fully severable, and this Plan or such Award Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

Section 13.13 — Exclusive Forum. Unless the Company consents in writing to the selection of an alternative forum, any action or proceeding arising out of or relating to this Plan shall be brought exclusively in the Eleventh Division of the Business Court of the State of Texas (or, if the Business Court does not have jurisdiction, another state court located within the State of Texas, or if no court located within the State of Texas has jurisdiction, the federal district court for the Southern District of the State of Texas).

ARTICLE XIV — AMENDMENT AND TERMINATION

Section 14.1 — Amendment. The Board may at any time amend, alter, suspend, or terminate this Plan; provided that no amendment shall be made without stockholder approval if such approval is required by applicable law, rule, or regulation. No amendment, alteration, suspension, or termination of this Plan shall impair the rights of any Participant under any Award previously granted, without the written consent of such Participant.

Section 14.2 — Termination. Unless earlier terminated by the Board, this Plan shall terminate on the tenth anniversary of the Effective Date. No Awards shall be granted under this Plan after its termination, but Awards previously granted shall remain outstanding in accordance with their terms.

ARTICLE XV — EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board of Directors, subject to the approval of the stockholders of the Company within twelve months before or after the date of such adoption. Awards may be granted prior to stockholder approval; provided that no Award shall be exercisable, settled, or otherwise payable prior to such approval.

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the date set forth below.

ROTHE DEVELOPMENT, INC.

By:	/s/ Thomas H. Hall III
Name:	Trey Hall
Title:	President
Date:	9/16/26

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